Exhibit 3.2
AMERICAN PACIFIC CORPORATION
AMENDED AND RESTATED BY-LAWS
(As Adopted on March 8, 2011)
ARTICLE I
Meetings of Stockholders
     Section 1.1 Annual Meetings. The annual meeting of the stockholders of American Pacific Corporation (the “Corporation”) for the election of the successors to the class of directors whose terms shall expire in that year and for the transaction of such other business as properly may come before such meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated by the Board of Directors of the Corporation (the “Board of Directors” or “Board”).
     Section 1.2 Special Meetings. As provided in the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), special meetings of the stockholders shall not be called except (1) pursuant to a resolution adopted by the Board of Directors or (2) by the Chairman of the Board, the Vice-Chairman or the President, acting on the written application of stockholders owning 80% or more of each class of stock of the Corporation entitled to vote on matters to be submitted to stockholders of the Corporation (considering all outstanding series of preferred stock so entitled to vote, collectively as one class). Any written application by such stockholders shall state a proper purpose for the meeting and shall be delivered to the Chairman of the Board or the President.
     Section 1.3 Notice of Meetings. Written notice, signed by the Chairman of the Board, the President, the Secretary or an Assistant Secretary, of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date, hour and place it is to be held shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting. If mailed, the notice shall be directed to the stockholders at their respective addresses appearing on the stock books of the Corporation, or to such other addresses as they may have respectively designated in writing, and shall be deemed given when mailed. A waiver of any notice, signed by a stockholder before or after the time for the meeting, shall be deemed equivalent to such notice.
     Section 1.4 Quorum. Subject to the provisions of any applicable law or of the Corporation’s Certificate of Incorporation in respect to the vote that shall be required for a specified action, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the capital stock then issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business.
     Section 1.5 Adjournments. In the absence of a quorum at any meeting of the stockholders, a majority in interest of the stockholders entitled to vote, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the meeting is adjourned for more than thirty days or if after the adjournment a new record date is set for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
     Section 1.6 Proxies; Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder on the record date shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. When a quorum is present at any meeting, a majority of the votes cast by those present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware statutes or federal law or of the Certificate of Incorporation or of these Amended and Restated By-laws (the “By-laws”), a different vote is required, in which case such express provision shall govern and control the decision of such question. For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal or director nominee, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast.
     Section 1.7 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. The number of inspectors shall be determined by the Board of Directors or, if the inspectors are appointed at the meeting, by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.
     The inspectors of election shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors of election may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.
     In determining the validity and counting of proxies and ballots, the inspectors of election shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or 212(c)(2) of the Delaware General Corporation Law, or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) thereof, ballots and the regular books and records of the Corporation, except that the inspectors of election may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or

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similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors of election consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to this Section 1.7 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
     Section 1.8 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. The Corporation need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 1.9 Stockholder Proposals. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the discretion of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, whether or not the stockholder is seeking to have a proposal included in the Corporation’s proxy statement or information statement under any applicable rule of the Securities and Exchange Commission (the “SEC”), including, but not limited to, Regulation 14A or Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, if the stockholder is not seeking inclusion of the proposal in the Corporation’s proxy statement or information statement, the stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 calendar days nor more than 140 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting was changed by more than 30 days from the date of the previous year’s annual meeting, then to be timely such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the later of 40 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting was first made. In the case of a stockholder who is seeking to have a proposal included in the Corporation’s proxy statement or information statement, the stockholder’s notice must, to be timely, be delivered to or mailed and received at the principal executive offices of the

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Corporation not less than 90 calendar days nor more than 140 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting was changed by more than 30 days from the date of the previous year’s annual meeting, then to be timely such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the later of 40 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting was first made.
     A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-laws of the Corporation, the language of the proposed amendment, (ii) the name and record address of the stockholder proposing such business, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (v) such other information regarding the proposal as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such a proposal been made by the Board of Directors of the Corporation, (vi) any material interest of the stockholder or any Stockholder Associated Person (as defined below) in such business, (vii) as to the stockholder giving the notice and any Stockholder Associated Person, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation (each, a “Relevant Hedge Transaction”), and (viii) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (b) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (c) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing

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the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).
     For purposes of this Section 1.9 and Section 2.2, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
     Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with this Section 1.9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed by these By-laws, as and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.9. Nothing in this Section 1.9 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement or information statement to the extent that such right is provided by an applicable rule of the SEC.
ARTICLE II
Board of Directors
     Section 2.1 Number of Directors. The number of directors which shall constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors as provided in the Certificate of Incorporation. The Board of Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes. If the number of directors set by resolution of the Board of Directors is a number which is not evenly divisible by three, the Board of Directors shall by resolution determine the number of directors in each class which shall be, as nearly as possible, the same number for each class. All directors of the Corporation shall hold office until their successors are duly elected and qualified. The initial directors of the first class shall hold office until the annual meeting of stockholders of the Corporation to be held in 1982 and until their successors are duly elected and qualified; the initial directors of the second class shall hold office until the annual meeting of stockholders of the Corporation to be held in 1983 and until their successors are duly elected and qualified; and the initial directors of the third class shall hold office until the annual meeting of stockholders of the Corporation to be held in 1984 and until their successors are duly elected and qualified. At each annual meeting of stockholders of the Corporation the successors to the class of directors whose terms shall expire in that year shall be elected by the vote of the majority of the votes cast, and said successors shall hold office until the third following annual meeting of stockholders and until the election of their respective successors. In the event a nominee who is running for election at an annual meeting does not receive the requisite amount of votes to be elected at such meeting, the incumbent director shall remain in office until the next annual meeting. At that time, two (2) classes of nominees will stand for election, and so on, provided that the holdover nominees shall run only for the remainder of their term.

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     Section 2.2 Nomination of Directors. In addition to any other applicable requirements, only persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible for election as a director at a meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors, (b) by any nominating committee of the Board or committee of the Board performing similar functions, (c) by any person appointed by the Board of Directors for such purpose or (d) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.2, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.2.
     Nominations of directors by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation, which shall be the exclusive means for a stockholder to make nominations whether or not the stockholder is seeking to have a nomination or proposal included in the Corporation’s proxy statement or information statement under an applicable rule of the SEC, including, but not limited to, Regulation 14A or Regulation 14C under the Exchange Act. A stockholder who complies with the notice procedures set forth in this Section 2.2 is permitted to present the nomination at the meeting of stockholders but is not entitled to have a nominee included in the Corporation’s proxy statement or information statement in the absence of an applicable rule of the SEC requiring the Corporation to include a director nomination made by a stockholder in the Corporation’s proxy statement or information statement. To be timely, in the case of a stockholder seeking to have a nomination included in the Corporation’s proxy statement or information statement, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 calendar days nor more than 140 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting was changed by more than 30 days from the date of the previous year’s annual meeting, then to be timely such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the later of 40 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting was first made; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the special meeting was first made. In the case of a stockholder not seeking to have a nomination included in the Corporation’s proxy statement or information statement, a stockholder’s notice must, in order to be timely, be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 calendar days nor more than 140 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting was changed by more than 30 days from the date of the previous year’s annual meeting, then to be timely such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the later of 40 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting was first made; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of

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business on the 10th calendar day following the day on which public announcement of the date of the special meeting was first made.
     Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named, if applicable, in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (c) as to the stockholder giving the notice and any Stockholder Associated Person (as defined in Section 1.9), to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction (as defined in Section 1.9) has been entered into, and (d) as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument (as defined in Section 1.9) is directly or indirectly beneficially owned, (2) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (3) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.2, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2.
     Section 2.3 Vacancies. Vacancies in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the director whose place such person has been elected to fill and until such person’s successor is duly elected and shall qualify. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

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     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if there are newly created directorships in any class resulting from any increase in the authorized number of directors.
     Section 2.4 Resignation of Directors. Any director may resign at any time by giving written notice to the President and Secretary of the Corporation, to take effect at the time specified therein. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.
     Section 2.5 Removal of Directors. As provided in the Certificate of Incorporation, any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause by the affirmative vote of the holders of 80% or more of each class of stock of the Corporation entitled to vote in elections of directors (considering all outstanding series of preferred stock so entitled to vote, collectively as one class) cast at a meeting of the stockholders called for that purpose.
     Section 2.6 Duties of Board. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by the By-laws directed or required to be exercised or done by the stockholders.
     Section 2.7 Meetings. All meetings of the Board of Directors, whether annual, regular or special, may be held within or without the State of Delaware.
     Immediately following each annual meeting of the stockholders and at the place thereof, or (i) at such other time and place as shall be fixed by resolution of the Board of Directors prior to the annual meeting of stockholders or (ii) at the place announced by the chairman at the annual meeting of the stockholders, an annual meeting of the Board of Directors shall be held for the purpose of electing officers and transacting such other business as may properly come before the meeting. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to the director at the director’s resident or usual place of business.
     Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary upon the written request of any two directors.
     Except as otherwise allowed pursuant to terms of this Section 2.7, written notice of the time and place of all regular and special meetings of the Board of Directors shall be telephoned or delivered personally to each director or sent by telegram or facsimile transmission or other form of electronic transmission at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by

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statute, the Certificate of Incorporation or the By-laws. For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram or facsimile transmission or other form of electronic transmission.
     Section 2.8 Quorum. A majority of the whole Board (the “whole Board” being the total number of directors which the Corporation would have if there were no vacancies on the Board) shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or the By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 2.9 Action of Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or the By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 2.10 Telecommunication Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 2.11 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary of a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.
ARTICLE III
Committees of the Board
     Section 3.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Except as provided by statute, any such committee, to the extent provided in such resolution, shall have

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and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. If at the meeting of any committee one or more of the members thereof should be absent or disqualified, the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Subject to these By-laws, the terms of members of all committees of the Board shall expire on the date of the next annual meeting of the Board following their appointment, provided that they shall continue in office until their successors are appointed, provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof, who shall keep or cause to be kept a written record of the proceedings of the committee.
     Section 3.2 Quorum and Manner of Acting. At each meeting of any committee a majority but not less than two of its members then in office shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of the By-laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.
     Section 3.3 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
Officers
     Section 4.1 Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer and may also be a Chairman of the Board, one or more Vice Presidents (one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents) and a Controller. The Board of Directors from time to time may elect or appoint such other officers (including one or more Assistant Secretaries and one or more Assistant Controllers) and agents, as the Board in its discretion may determine. Any number of offices may be held by the same person, unless the Certificate of Incorporation or any applicable law otherwise provides.
     Section 4.2 Terms of Office; Vacancies. Each officer of the Corporation shall hold office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until a successor has been elected and qualified or until such officer’s earlier death, resignation

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or removal. Any vacancy occurring in any office for any reason shall be filled by the Board of Directors.
     Section 4.3 Removal and Resignation. Any officer may be removed at any time, either with or without cause, at any meeting of the Board of Directors or by any officer or agent upon whom the power of removal shall have been conferred by the Board of Directors. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.
     Section 4.4 The Chairman of the Board. The Chairman of the Board (if there be such an officer appointed) shall have general charge of and be responsible for the business, affairs and property of the Corporation and control over its several officers, subject to the control of the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders, the Board of Directors and any committee of the Board of Directors of which the Chairman is a member unless another member of such committee designated by the Board of Directors as chairman shall be present. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of all committees of the Board of Directors are carried into effect, and may sign, with any other officer thereunto authorized, certificates of stock of the Corporation, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, notes and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated to some other officer or agent. The Chairman of the Board shall do and perform such other duties as from time to time may be prescribed by the Board of Directors or any committee of the Board of Directors.
     Section 4.5 The President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the operations and officers of the Corporation and the conduct of its business, subject to the control of the Board of Directors and the Chairman of the Board. However, the Board of Directors, at its discretion, may appoint as the chief executive officer of the Corporation the Chairman of the Board or any corporate officer. In the absence or disability of the Chairman of the Board or if requested by the Chairman, the President shall preside at all meetings of the stockholders, the Board of Directors and any committee of the Board of Directors of which the President and the Chairman of the Board may be members unless another member of such committee designated by the Board of Directors as chairman shall be present, and shall perform all other duties assigned to the Chairman of the Board by the By-laws. The President may sign, with any other officers thereunto authorized, certificates of stock of the Corporation, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, notes and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated to some other officer or agent. The President shall do and perform such other duties as from time to time may be prescribed by the Board of Directors, any committee of the Board of Directors or the Chairman of the Board.
     Section 4.6 The Vice Presidents. In the absence or disability of the President, the Executive Vice President (if any), and in the absence or disability of the Executive Vice President, the Vice Presidents in the order fixed by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all

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restrictions upon, the President. Any Vice President may also sign, with any other officer thereunto authorized, certificates of stock of the Corporation, and shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Board of Directors, any committee of the Board of Directors, the Chairman of the Board or the President.
     Section 4.7 The Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as are prescribed by the By-laws or as from time to time may be prescribed by the Board of Directors.
     Section 4.8 The Secretary. The Secretary shall:
     (a) record or cause to be recorded all the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book or books to be kept for that purpose;
     (b) give or cause to be given all notices in accordance with the provisions of the By-laws and as required by statute;
     (c) be custodian of the records and of the seal of the Corporation and such other books, records, documents and papers of the Corporation as the Board of Directors may direct;
     (d) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;
     (e) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;
     (f) sign (unless the Treasurer or the Controller or an Assistant Secretary or an Assistant Controller shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized; and
     (g) in general, perform all duties incident to the office of the Secretary and such other duties as are prescribed by the By-laws or as from time to time may be prescribed by the Board of Directors.
     Section 4.9 Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary and shall perform such duties as from time to time may be prescribed by the Board of Directors.
     Section 4.10 The Controller. The Controller shall:
     (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

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     (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected by the Board of Directors or to be otherwise dealt with in such manner as the Board of Directors may direct;
     (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;
     (d) render to the stockholders, Board of Directors, Chairman of the Board, the President and Treasurer, whenever requested, a statement of the financial condition of the Corporation and of all transactions as Controller;
     (e) cause to be kept at the Corporation’s principal office correct books of account of all the Corporation’s business and transactions and such duplicate books of account as the Controller shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;
     (f) sign (unless the Secretary or an Assistant Secretary or the Treasurer or an Assistant Controller shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized; and
     (g) in general, perform all duties incident to the office of Controller and such other duties as are prescribed by the By-laws or as from time to time may be prescribed by the Board of Directors.
     Section 4.11 Assistant Controllers. In the absence or disability of the Controller, if any, the Assistant Controller, if any, or, if there be more than one, the Assistant Controllers, in the order determined by the Board of Directors, shall perform all the duties of the Controller, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Controller and shall perform such other duties as from time to time may be prescribed by the Board of Directors.
     Section 4.12 Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors.
ARTICLE V
Indemnification of Officers, Directors, Employees and Agents
     Section 5.1 Third Party Actions. To the full extent permitted by the laws of Delaware as from time to time in effect, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or appeal therefrom whether civil, criminal, administrative, investigative or otherwise (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or at the express or implied request of the Corporation is or was serving as a director, officer, employee, agent or

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trustee of (or is or was serving in any other capacity with) another corporation, partnership, joint venture, trust or other enterprise (including without limitation any affiliated corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe the conduct was unlawful.
     Section 5.2 Derivative Actions. To the full extent permitted by the laws of Delaware as from time to time in effect, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or appeal therefrom to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or at the express or implied request of the Corporation is or was serving as a director, officer, employee, agent or trustee of (or is or was serving in any other capacity with) another corporation, partnership, joint venture, trust or other enterprise (including without limitation any affiliated corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no person shall be entitled to indemnification under this Section 5.2 in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Section 5.3 Successful Defense. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or 5.2 of this Article V, or in defense of any claim, issue or matter therein, such determination shall constitute conclusive evidence of that person’s right to be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith, and the President or a Vice- President of the Corporation shall direct the reimbursement of all such expenses to such person.
     Section 5.4 Determination of Propriety of Indemnification. Indemnification under Section 5.1 or 5.2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 5.1 or 5.2 of this Article V. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

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     Section 5.5 Advances. The Corporation may pay expenses of any director, officer, agent or employee incurred in defending any action, suit or proceeding, or appeal therefrom whether civil, criminal, administrative, investigative or otherwise, in advance of the final disposition of any such action, suit or proceeding as authorized by the Board of Directors in the specific case, provided the Corporation receives an undertaking by or on behalf of the director, officer, employee or agent involved to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.
     Section 5.6 Non-Exclusivity. The indemnification and powers set forth in this Article V shall be in addition to and the foregoing shall not be deemed exclusive of (i) any other powers of the Corporation under the Certificate of Incorporation or applicable law or (ii) any other rights to which any person may be entitled, under any statute, certificate or articles of incorporation, by-law, agreement, vote, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity at the direction or express or implied request of the Corporation while holding such position. Any and all rights of any person hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     Section 5.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the express or implied request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including without limitation affiliates of the Corporation) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V or of Section 145 of the General Corporation Law of Delaware.
ARTICLE VI
Certificates of Stock
     Section 6.1 Form of Certificate. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or the Controller or an Assistant Controller of the Corporation, certifying the number of shares owned by such person in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of

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stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 6.2 Facsimile Signature. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if that person were such officer, transfer agent or registrar at the date of issue.
     Section 6.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates (or uncertificated shares in lieu of a new certificate) to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 6.4 Transfers of Stock. Transfers of record of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate.
     Section 6.5 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.
     Section 6.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Page 16 of Exhibit 3.2

ARTICLE VII
General Provisions
     Section 7.1 Dividends. Subject to all applicable laws and to the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors, payable in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for any proper purpose which the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 7.2 Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation, the date of its incorporation and the words “CORPORATE SEAL, DELAWARE.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 7.3 Fiscal Year. The fiscal year of the Corporation shall be established by resolution of the Board of Directors.
     Section 7.4 Amendments. As provided in and subject to the provisions of the Certificate of Incorporation, the By-laws of the Corporation may be amended, altered or repealed, and new By-laws may be adopted, (i) by the affirmative vote of the holders of a majority of the stock entitled to vote at any annual or special stockholders’ meeting, provided notice of such proposed adoption, alteration or repeal is included in the notice of any such special meeting or (ii) by an affirmative vote of a majority of the directors present at any annual, regular or special meeting of the Board of Directors at which a quorum is present, but such right of the directors shall not divest or limit the right of the stockholders to adopt, alter or repeal By-laws as specified above.

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